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EXHIBIT 24(B)10

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated April 20, 2007 with respect to the consolidated financial statements of John Hancock Variable Life Insurance Company and our report dated April 13, 2007 with respect to the financial statements of John Hancock Variable Annuity Account JF, which are contained in the Statement of Additional Information in Post-Effective Amendment No. 9 in the Registration Statement (Form N-4 No. 333-81127) and related Prospectus of John Hancock Variable Annuity Account JF.


                                        /s/ Ernst & Young LLP

Boston, Massachusetts
April 26, 2007